UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017 (September 7, 2017)

TD Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter ) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A("Form 8-K/A") is an amendment to the Current Report on Form 8-K filed September 13, 2017 ("Original Form 8-K"). The purpose of this Form 8-K/A is to provide the material terms of Mr. Bradley's separation and release of claims agreement. No other changes were made to the Original Form 8-K.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2017, TD Ameritrade Holding Corporation and J. Thomas Bradley, Jr., who left TD Ameritrade on September 30, 2017, entered into a separation and release of claims agreement providing for the following (with the severance payments and benefits subject to Mr. Bradley’s compliance with the terms of the separation and release of claims agreement):

•	cash payment, in an amount of $3.7 million, to be divided and paid into 5 equal installments with the last payment being scheduled for September 2019

•	cash payment to be made in December 2017 in an amount based on actual performance versus the pre-established goals and an annual cash and equity incentive target of $2.7 million for fiscal year 2017

•
accelerated vesting of unvested restricted stock units, which have a market value of approximately $4.7 million, and continued vesting of performance restricted stock units, which have a market value of approximately $1.7 million (both of the preceding values being based on the closing price of the common stock of TD Ameritrade on October 23, 2017)

•	customary non-competition, non-solicitation and confidentiality covenants on the part of Mr. Bradley and mutual non-disparagement covenants

•	standard release of claims in favor of TD Ameritrade and its officers, directors, employees, shareholders, affiliates, subsidiaries, predecessor and successor corporations and assigns

•
continued health benefits pursuant to COBRA continuation coverage for Mr. Bradley and any eligible dependents, with TD Ameritrade paying the employer portion of any premiums for continued health benefits under any group medical or dental plan through December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 30, 2017	TD AMERITRADE HOLDING CORPORATION

By: /s/ ELLEN L.S. KOPLOW
Ellen L.S. Koplow
Executive Vice President, General Counsel

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